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     SILICON VALLEY BANK

     LOAN AND SECURITY AGREEMENT

BORROWER:  OPTICAL CORPORATION OF AMERICA
ADDRESS:   7421 ORANGEWOOD AVENUE
           GARDEN GROVE, CALIFORNIA 92641

DATE:      MAY 27, 1994

THIS LOAN AND SECURITY AGREEMENT is entered into on the above date between SILICON VALLEY BANK ("Silicon"), whose address is 3000 Lakeside Drive, Santa Clara, California 95054-2895 and the borrower named above (the "Borrower"), whose chief executive office is located at the above address ("Borrower's Address").

1. LOANS.

     1.1 Loans. Silicon, in its reasonable discretion, will make loans to the Borrower (the "Loans") in amounts determined by Silicon in its reasonable discretion up to the amount ("Credit Limit") shown on the Schedule to this Agreement (the "Schedule"), provided no Event of Default and no event which, with notice or passage of time or both, would constitute an Event of Default has occurred. The Borrower is responsible for monitoring the total amount of Loans and other Obligations outstanding from time to time, and Borrower shall not permit the same, at any time, to exceed the Credit Limit. If at any time the total of all outstanding Loans and all other Obligations exceeds the Credit Limit, the Borrower shall immediately pay the amount of the excess to Silicon, without notice or demand.

     1.2 Interest. All Loans and all other monetary Obligations shall bear interest at the rate shown on the Schedule hereto. Interest shall be payable monthly, on the due date shown on the monthly billing from Silicon to the Borrower. Silicon may, in its discretion, charge interest to Borrower's deposit accounts maintained with Silicon.

     1.3 Fees. The Borrower shall pay to Silicon a loan origination fee in the amount shown on the Schedule hereto concurrently herewith. This fee is in addition to all interest and other sums payable to Silicon and is not refundable.

2.   GRANT OF SECURITY INTEREST.

     2.1 Obligations. The term "Obligations" as used in this Agreement means the following: the obligation to pay all Loans and all interest thereon when due, and to pay and perform when due all other present and future indebtedness, liabilities, obligations, guarantees, covenants, agreements, warranties and representations of the Borrower to Silicon, whether joint or several, monetary or non-monetary, and whether created pursuant to this Agreement or any other present or future agreement or otherwise. Silicon may, in its discretion, require that Borrower pay monetary Obligations in cash to Silicon, or charge them to Borrower's Loan account, in which event they will bear interest at the same rate applicable to the Loans. Silicon may also, in its discretion, charge any monetary Obligations to Borrower's deposit accounts maintained with Silicon.

     2.2 Collateral. As security for all Obligations, the Borrower hereby grants Silicon a continuing security interest in all of the Borrower's interest in the types of property described below, whether now owned or hereafter acquired, and wherever located (collectively, the "Collateral"): (a) All accounts, contract rights, chattel paper, letters of credit, documents, securities, money, and instruments, and all other obligations now or in the future owing to the Borrower; (b) All inventory, goods, merchandise, materials, raw materials, work in process, finished goods, farm products, advertising, packaging and shipping materials, supplies, and all other tangible personal property which is held for sale or lease or furnished under contracts of service or consumed in the Borrower's business, and all warehouse receipts and other documents; and (c) All equipment, including without limitation all machinery, fixtures, trade fixtures, vehicles, furnishings, furniture, materials, tools, machine tools, office equipment, computers and peripheral devices, appliances, apparatus, parts, dies, and jigs; (d) All general intangibles including, but not limited to, deposit accounts, goodwill, names, trade names, trademarks and the goodwill of the business symbolized thereby, trade secrets, drawings, blueprints, customer lists, patents, patent applications, copyrights, security deposits, loan commitment fees, federal, state and local tax refunds

                                       -1-

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Silicon Valley Bank                             Loan and Security Agreement
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and claims, all rights in all litigation  presently or hereafter pending for any cause or claim (whether in contract, tort or otherwise), and all judgments now or hereafter arising therefrom, all claims of Borrower against Silicon, all rights to purchase or sell real or personal property, all rights as a licensor or licensee of any kind, all royalties, licenses, processes, telephone numbers, proprietary information, purchase orders, and all insurance policies and claims (including without limitation credit, liability, property and other insurance), and all other rights, privileges and franchises of every kind; (e) All books and records, whether stored on computers or otherwise maintained; and (f) All substitutions, additions and accessions to any of the foregoing, and all products, proceeds and insurance proceeds of the foregoing, and all guaranties of and security for the foregoing; and all books and records relating to any of the foregoing. Silicon's security interest in any present or future technology (including patents, trade secrets, and other technology) shall be subject to any licenses or rights now or in the future granted by the Borrower to any third parties in the ordinary course of Borrower's business; provided that if the Borrower proposes to sell, license or grant any other rights with respect to any technology in a transaction that, in substance, conveys a major part of the economic value of that technology, Silicon shall first be requested to release its security interest in the same, and Silicon may withhold such release in its discretion.*

     *The security interest of Silicon is subject to the Intercreditor Agreement dated as of MAR. 31, 1994 (the "Intercreditor Agreement") among Silicon, Borrower, Massachusetts Business Development Corporation, Fleet Credit Corporation and Massachusetts Capital Resource Company.

3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BORROWER.

     The Borrower represents and warrants to Silicon as follows, and the Borrower covenants that the following representations will continue to be true, and that the Borrower will comply with all of the following covenants:

     3.1 Corporate Existence and Authority. The Borrower, if a corporation, is and will continue to be, duly authorized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Borrower is and will continue to be qualified and licensed to do business in all jurisdictions in which any failure to do so would have a material adverse effect on the Borrower. The execution, delivery and performance by the Borrower of this Agreement, and all other documents contemplated hereby have been duly and validly authorized, are enforceable against the Borrower in accordance with their terms, and do not violate any law or any provision of, and are not grounds for acceleration under, any agreement or instrument which is binding upon the Borrower.

     3.2 Name; Trade Names and Styles. The name of the borrower set forth in the heading to this Agreement is its correct name. Listed on the Schedule hereto are all prior names of the Borrower and all of Borrower's present and prior trade names. The Borrower shall give Silicon 15 days' prior written notice before changing its name or doing business under any other name. The Borrower has complied, and will in the future comply, with all laws relating to the conduct of business under a fictitious business name.

     3.3 Place of Business; Location of Collateral. The address set forth in the heading to this Agreement is the Borrower's chief executive office. In addition, the Borrower has places of business and Collateral is located only at the locations set forth on the Schedule to this Agreement. The Borrower will give Silicon at least 15 days prior written notice before changing its chief executive office or locating the Collateral at any other location.

     3.4 Title to Collateral; Permitted Liens. The Borrower is now, and will at all times in the future be, the scale owner of all the Collateral, except for items of equipment which are leased by the Borrower. The Collateral now is and will remain free and clear of any and all liens, charges, security interests, encumbrances and adverse claims, except for the following ("Permitted Liens"):
(i) purchase money security interests in specific items of equipment; (ii) leases of specific items of equipment; (iii) liens for taxes not yet payable;
(iv) additional security interests and liens consented to in writing by Silicon in its reasonable discretion, which consent shall not be unreasonably withheld; and (v) security interests being terminated substantially concurrently with this Agreement*. Silicon will have the right to require, as a condition to its consent under subparagraph (iv) above, that the holder of the additional security interest or lien sign an intercreditor agreement on Silicon's then standard form, acknowledge that the security interest is subordinate to the security interest in favor of Silicon, and agree not to take any action to enforce its subordinate security interest so long as any Obligations remain outstanding, and that the Borrower agree that any uncured default in any obligation secured by the subordinate security interest shall also constitute an Event of Default under this Agreement. Silicon now has, and will continue to have, a perfected and enforceable security interest in all of the Collateral, subject only to the Permitted Liens, and the Borrower will at all times defend Silicon and the Collateral against all claims of others. None of the Collateral now is or will be affixed to any real property in such a manner, or with such intent, as to become a fixture.

     *and (vi) the security interests which are subject to the Intercreditor Agreement referred to in Section 2.2 above.

     3.5 Maintenance of Collateral. The Borrower will maintain the Collateral in good working condition, and the Borrower will not use the Collateral for any unlawful purpose. The Borrower will immediately advise Silicon in writing of any material loss or damage to the Collateral.

     3.6 Books and Records. The Borrower has maintained and will maintain at the Borrower's Address complete and accurate books and records, comprising an accounting

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Silicon Valley Bank                                Loan and Security Agreement
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system in accordance with generally accepted accounting principles.

     3.7 Financial Condition and Statements. All financial statements now or in the future delivered to Silicon have been, and will be, prepared in conformity with generally accepted accounting principles and now and in the future will completely and * reflect the financial condition of the Borrower, at the times and for the periods therein stated. Since the last date covered by any such statement, there has been no material adverse change in the financial condition or business of the Borrower. The Borrower is now and will continue to be solvent. The Borrower will provide Silicon: (i) within 30 days after the end of each month, a monthly financial statement prepared by the Borrower, and a Compliance Certificate in such form as Silicon shall reasonably specify, signed by the Chief Financial Officer of the Borrower, certifying that as of the end of such month the Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth on the Schedule and such other information as Silicon shall reasonably request; and (ii) within 120 days following the end of the Borrower's fiscal year, complete annual financial statements, certified by ** independent certified public accountants acceptable to Silicon.

     *fairly

     **Deloitte & Touche or other

     3.8 Tax Returns and Payments; Pension Contributions. The Borrower has timely filed, and will timely file, all tax returns and reports required by foreign federal, state and local law, and the Borrower has timely paid, and will timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions now or in the future owed by the Borrower. The Borrower may, however, defer payment of any contested taxes, provided that the Borrower (i) in good faith contests the Borrower's obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (ii) notifies Silicon in writing of the commencement of, and any material development in, the proceedings, and (iii) posts bonds or takes any other steps required to keep the contested taxes from becoming a lien upon any of the Co11ateral. The Borrower is unaware of any claims or adjustments proposed for any of the Borrower's prior tax years which could result in additional taxes becoming due and payable by the Borrower. The Borrower has paid, and shall continue to pay all amounts necessary to fund all present and future pension, profit sharing and deferred compensation plans in accordance with their terms*, and the Borrower has not and will not withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any such plan which could result in any liability of the Borrower, incuding, without limitation, any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

     *except for a payment due April 15, 1994, which is being paid concurrently herewith together will all applicable interest and penalties (if any).

     3.9 Compliance with Law. The Borrower has complied, and will comply, in all material respects, with all provisions of all foreign, federal, state and local laws and regulations relating to the Borrower, including, but not limited to, those relating to the Borrower's ownership of real or personal property, conduct and licensing of the Borrower's business, and environmental matters.

     3.10 Litigation. Except as disclosed in the Schedule, there is no claim, suit, litigation, proceeding or investigation pending or (to best of the Borrower's knowledge) threatened by or against or affecting the Borrower in any court or before any governmental agency (or any basis therefor known to the Borrower) which may result, either separately or in the aggregate, in any material adverse change in the financial condition or business of the Borrower, or in any material impairment in the ability of the Borrower to carry on its business in substantially the same manner as it is now being conducted. The Borrower will promptly inform Silicon in writing of any claim, proceeding, litigation or investigation in the future threatened or instituted by or against the Borrower involving amounts in excess of $100,000.

     3.11 Use of Proceeds. All proceeds of all Loans shall be used solely for lawful business purposes.

4. ADDITIONAL DUTIES OF THE BORROWER.

     4.1 Financial and Other Covenants. The Borrower shall at all times comply with the financial and other covenants set forth in the Schedule to this Agreement.

     4.2 Overadvance; Proceeds of Accounts. If for any reason the total of all outstanding Loans and all other Obligations exceeds the Credit Limit, without limiting Silicon's other remedies, and whether or not Silicon declares an Event of Default, Borrower shall remit to Silicon all checks and other proceeds of Borrower's accounts and general intangibles, in the same form as received by Borrower, within one day after Borrower's receipt of the same, to be applied to the Obligations in such order as Silicon shall determine in its discretion.

     4.3 Insurance. The Borrower shall, at all times insure all of the tangible personal property Collateral and carry such other business insurance, with insurers reasonably acceptable to Silicon, in such form and amounts as Silicon may reasonably require. All such insurance policies shall name Silicon as an additional loss payee, and shall contain a lenders loss payee endorsement in form reasonably acceptable to Silicon. Upon receipt of the proceeds of any such insurance, Silicon shall apply such proceeds in reduction of the Obligations as Silicon shall determine in its sole and absolute discretion, except that, provided no Event of Default has occurred, Silicon shall release to the Borrower insurance proceeds with respect to equipment totaling less than $100,000, which shall be utilized by the Borrower for the replacement of the equipment with respect

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Silicon Valley Bank                               Loan and Security Agreement
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to which the  insurance  proceeds  were paid.  Silicon  may  require  reasonable assurance that the insurance proceeds so released will be so used. If the Borrower fails to provide or pay for any insurance, Silicon may, but is not obligated to, obtain the same at the Borrower's expense. The Borrower shall promptly deliver to Silicon copies of all reports made to insurance companies*.
**

     *which are material to Silicon

     **Silicon's rights under this Section 4.3 shall be subject to the rights of
the  other  lenders  with  security   interests  in  the  Collateral  under  the
Intercreditor Agreement.

     4.4 Reports. The Borrower shall provide Silicon with such written reports with respect to the Borrower (including without limitation budgets, sales projections, operating plans and other financial documentation), as Silicon shall from time to time reasonably specify.

     4.5 Access to Collateral, Books and Records. At all reasonable times, and upon one business day notice, Silicon, or its agents, shall have the right to inspect the Collateral, and the right to audit and copy the Borrower's accounting books and records and Borrower's books and records relating to the Collateral. Silicon shall take reasonable steps to keep confidential all information obtained in any such inspection or audit, but Silicon shall have the right to disclose any such information to its auditors, regulatory agencies, and attorneys, and pursuant to any subpoena or other legal process*. The foregoing audits shall be at Silicon's expense, except that the Borrower shall reimburse Silicon for its reasonable out of pocket costs for semi-annual accounts receivable audits by third parties retained by Silicon, and Silicon may debit
Borrower's deposit accounts with Silicon for the cost of such semi-annual accounts receivable audits (in which event Silicon shall send notification thereof to the Borrower). Notwithstanding the foregoing, after the occurrence of an Event of Default all audits shail be at the Borrower's expense.

     *provided that Silicon shall, to the extent reasonably feasible, give Borrower prior written notice thereof and an opportunity to oppose or quash such disclosure

     4.6 Negative Covenants. Except as may be permitted in the Schedule hereto, the Borrower shall not, without Silicon's prior written consent, do any of the following: (i) merge or consolidate with another corporation, except that the Borrower may merge or consolidate with another corporation if the Borrower is the surviving corporation in the merger and the aggregate value of the assets acquired in the merger do not exceed 25% of Borrower's Tangible Net Worth (as defined in the Schedule) as of the end of the month prior to the effective date of the merger, and the assets of the corporation acquired in the merger are not subject to any liens or encumbrances, except Permitted Liens; (ii) acquire any assets outside the ordinary course of business for an aggregate purchase price exceeding 25% of Borrower's Tangible Net Worth (as defined in the Schedule) as of the end of the month prior to the effective date of the acquisition; (iii) enter into any other transaction outside the ordinary course of business (except as permitted by the other provisions of this Section); (iv) sell or transfer any Collateral, except for the sale of finished inventory in the ordinary course of the Borrower's business, and except for the sale of obsolete or unneeded equipment in the ordinary course of business; (v) make any loans of any money or any other assets; (vi) incur any debts, outside the ordinary course of business, which would have a material, adverse effect on the Borrower or on the prospect of repayment of the Obligations; (vii) guarantee or otherwise become liable with respect to the obligations of another party or entity; (viii) pay or declare any dividends on the Borrower's stock (except for dividends payable solely in stock of the Borrower); (ix) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of the Borrower's stock; (x) make any change in the Borrower's capital structure which has a material adverse effect on the Borrower or on the prospect of repayment of the Obligations; or (xi) dissolve or elect to dissolve. Transactions permitted by the foregoing provisions of this Section are only permitted if no Event of Default and no event which (with notice or passage of time or both) would constitute an Event of Default would occur as a result of such transaction.

     4.7 Litigation Cooperation. Should any third-party suit or proceeding be instituted by or against Silicon with respect to any Collateral or in any manner relating to the Borrower, the Borrower shall, without expense to Silicon, make available the Borrower and its officers, employees and agents and the Borrower's books and records to the extent that Silicon may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding.

     4.8 Verification. Silicon may, from time to time, following prior notification to Borrower, verify directly with the respective account debtors the validity, amount and other matters relating to the Borrower's accounts, by means of mail, telephone or otherwise, either in the name of the Borrower or Silicon or such other name as Silicon may reasonably choose, provided that no prior notification to Borrower shall be required following an Event of Default.

     4.9 Execute Additional Documentation. The Borrower agrees, at its expense, on request by Silicon, to execute all documents in form satisfactory to Silicon, as Silicon, may deem reasonably necessary or useful in order to perfect and maintain Silicon's perfected security interest in the Collateral, and in order to fully consummate all of the transactions contemplated by this Agreement.

5. TERM.

     5.1 Maturity Date. This Agreement shall continue in effect until the maturity date set forth on the Schedule hereto (the "Maturity Date").

     5.2 Early Termination. This Agreement may be terminated, without penalty, prior to the Maturity Date as follows: (i) by the Borrower, effective three business days after written notice of termination is given to Silicon; or (ii) by Silicon at any time after the occurrence of an Event of Default, without notice, effective immediately.

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Silicon Valley Bank                                 Loan and Security Agreement
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     5.3  Payment  of  Obligations.  On the  Maturity  Date  or on  any  earlier effective date of termination, the Borrower shall pay and perform in full all Obligations, whether evidenced by installment notes or otherwise, and whether or not all or any part of such Obligations are otherwise then due and payable. Without limiting the generality of the foregoing, if on the Maturity Date, or on any earlier effective date of termination, there are any outstanding letters of credit issued by Silicon or issued by another institution based upon an application, guarantee, indemnity or similar agreement on the part of Silicon, then on such date Borrower shall provide to Silicon cash collateral in an amount equal to the face amount of all such letters of credit plus all interest, fees and cost due or to become due in connection therewith, to secure all of the Obligations relating to said letters of credit, pursuant to Silicon's then standard form cash pledge agreement. Notwithstanding any termination of this Agreement, all of Silicon's security interests in all of the Collateral and all of the terms and provisions of this Agreement shall continue in full force and effect until all Obligations have been paid and performed in full; provided that, without limiting the fact that Loans are subject to the reasonable discretion of Silicon, Silicon may, in its sole discretion, refuse to make any further Loans after termination. No termination shall in any way affect or impair any right or remedy of Silicon, nor shall any such termination relieve the Borrower of any Obligation to Silicon, until all of the Obligations have been paid and performed in full. Upon payment and performance in full of all the
Obligations,   Silicon  shall  promptly  deliver  to  the  Borrower  termination statements, requests for reconveyances and such other documents as may be required to fully terminate any of Silicon's security interests.

6.   EVENTS OF DEFAULT AND REMEDIES.

     6.1 Events of Default. The occurrence of any of the following events shall constitute an "Event of Default" under this Agreement, and the Borrower shall give Silicon immediate written notice thereof: (a) Any warranty, representation, statement, report or certificate made or delivered to Silicon by the Borrower or any of the Borrower's officers, employees or agents, now or in the future, shall be untrue or misleading in any material respect; or (b) the Borrower shall fail to pay when due any Loan or any interest thereon or any other monetary Obligation; or (c) the total Loans and other Obligations outstanding at any time exceed the Credit Limit; or (d) the Borrower shall fail to comply with any of the financial covenants set forth in the Schedule or shall fail to perform any other non-monetary Obligation which by its nature cannot be cured; or (e) the Borrower shall fail to pay or perform any other non-monetary Obligation, which failure is not cured within 5 business days after the date due; or (f) Any levy, assessment, attachment, seizure, lien or encumbrance is made on all or any part of the Collateral which is not cured within 10 days after the occurrence of the same; or (g) Dissolution, termination of existence, insolvency or business failure of the Borrower; or appointment of a receiver, trustee or custodian, for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by the Borrower under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; or (h) the commencement of any proceeding against the Borrower or any guarantor of any of the Obligations under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, which is not cured by the dismissal thereof within 30 days after the date commenced; (i) revocation or termination of, or limitation or denial of liability upon, any guaranty of the Obligations or any attempt to do any of the foregoing; or commencement of proceedings by any guarantor of any of the Obligations under any bankruptcy or insolvency law; or (j) revocation or termination of, or limitation or denial of liability upon, any pledge of any certificate of deposit, securities or other property or asset of any kind pledged by any third party to secure any or all of the Obligations, or any attempt to do any of the foregoing; or commencement of proceedings by or against any such third party under any bankruptcy or insolvency law; or (k) the Borrower makes any payment on account of any indebtedness or obligation which has been subordinated to the Obligations other than as permitted in the applicable subordination agreement or if any person who has subordinated such indebtedness or obligations terminates or in any way limits his subordination agreement; or (l) there shall be a change in the record or beneficial ownership of an aggregate of more than 20% of the outstanding shares of stock of the Borrower, in one or more transactions, compared to the ownership of outstanding shares of stock of the Borrower in effect on the date hereof, without the prior written consent of Silicon; or (m) the Borrower shall generally not pay its debts as they become due; or the Borrower shall conceal, remove or transfer any part of its property, with intent to hinder, delay or defraud its creditors, or make or suffer any transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law*. Silicon may cease making any Loans hereunder during any of the above cure periods, and thereafter if an Event of Default has occurred.

     *; or (n) if any default or event of default occurs and is continuing under any document or instrument evidencing or relating to any indebtedness which is subordinated in whole or in part to the Obligations or which is secured by a security interest in any of the Collateral, unless the same is waived in writing by the holder thereof

     6.2 Remedies. Upon the occurrence of any Event of Default, and at any time thereafter, Silicon, at its option, and without notice or demand of any kind (all of which are hereby expressly waived by the Borrower), may do any one or more of the following: (a) Cease making Loans or otherwise extending credit to the Borrower under this Agreement or any other document or agreement; (b) Accelerate and declare all or any part of the Obligations to be immediately due, payable, and performable, notwithstanding any deferred or installment payments

Silicon Valley Bank                               Loan and Security Agreement
- --------------------------------------------------------------------------------

allowed by any instrument evidencing or relating to any Obligation; (c) Take possession of any or all of the Collateral wherever it may be found, and for that purpose the Borrower hereby authorizes Silicon without judicial process to enter onto any of the Borrower's premises without interference to search for, take possession of, keep, store, or remove any of the Collateral, and remain on the premises or cause a custodian to remain on the premises in exclusive control thereof without charge for so long as Silicon deems it reasonably necessary in order to complete the enforcement of its rights under this Agreement or any other agreement; provided, however, that should Silicon seek to take possession of any or all of the Collateral by Court process, the Borrower hereby irrevocably waives: (i) any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession; (ii) any demand for possession prior to the commencement of any suit or action to recover possession thereof; and (iii) any requirement that Silicon retain possession of and not dispose of any such Collateral until after trial or final judgment; (d) Require the Borrower to assemble any or all of the Collateral and make it available to Silicon at places designated by Silicon which are reasonably convenient to Silicon and the Borrower, and to remove the Collateral to such locations as Silicon may deem advisable; (e) Require Borrower to deliver to Silicon, in kind, all checks and other payments received with respect to all accounts and general intangibles, together with any necessary indorsements, within one day after the date received by the Borrower; (f) Complete the processing, manufacturing or repair of any Collateral prior to a disposition thereof and, for such purpose and for the purpose of removal, Silicon shall have the right to use the Borrower's premises, vehicles, hoists, lifts, cranes, equipment and all other property without charge; (g) Sell, lease or otherwise dispose of any of the Collateral in its condition at the time Silicon obtains possession of it or after further manufacturing, processing or repair, at any one or more public and/or private sales, in lots or in bulk, for cash, exchange or other property, or on credit, and to adjourn any such sale from time to time without notice other than oral announcement at the time scheduled for sale. Silicon shall have the right to conduct such disposition on the Borrower's premises without charge, for such time or times as Silicon deems reasonable, or on Silicon's premises, or elsewhere and the Collateral need not be located at the place of disposition. Silicon may directly or through any affiliated company purchase or lease any Collateral at any such public disposition, and if permissible under applicable law, at any private disposition. Any sale or other disposition of Collateral shall not relieve the Borrower of any liability the Borrower may have if any Collateral is defective as to title or physical condition or otherwise at the time of sale; (h) Demand payment of, and collect any accounts and general intangibles comprising
Collateral and, in connection therewith, the Borrower irrevocably authorizes Silicon to endorse or sign the Borrower's name on all collections, receipts, instruments and other documents, to take possession of and open mail addressed to the Borrower and remove therefrom payments made with respect to any item of the Collateral or proceeds thereof, and, in Silicon's sole discretion, to grant extensions of time to pay, compromise claims and settle accounts and the like for less than face value; (i) Offset against any sums in any of Borrower's general, special or other deposit accounts with Silicon; and (j) Demand and receive possession of any of the Borrower's federal and state income tax returns and the books and records utilized in the preparation thereof or referring thereto. All reasonable attorneys' fees, expenses, costs, liabilities and obligations incurred by Silicon with respect to the foregoing shall be added to and become part of the Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. Without limiting any of Silicon's rights and remedies, from and after the occurrence of any Event of Default*, the interest rate applicable to the Obligations shall be increased by an additional four percent per annum.

     *and written notice thereof to Borrower

     6.3 Standards for Determining Commercial Reasonableness. The Borrower and Silicon agree that a sale or other disposition (collectively, "sale") of any Collateral which complies with the following standards will conclusively be deemed to be commercially reasonable: (i) Notice of the sale is given to the Borrower at least seven days prior to the sale, and, in the case of a public sale, notice of the sale is published at least seven days before the sale in a newspaper of general circulation in the county where the sale is to be conducted*; (ii) Notice of the sale describes the collateral in general, non-specific terms; (iii) The sale is conducted at a place designated by Silicon, with or without the Collateral being present; (iv) The sale commences at any time between 8:00 a.m. and 6:00 p.m; (v) Payment of the purchase price in cash or by cashier's check or wire transfer is required; (vi) With respect to any sale of any of the Collateral, Silicon may (but is not obligated to) direct any prospective purchaser to ascertain directly from the Borrower any and all information concerning the same. Silicon may employ other methods of noticing and selling the Collateral, in its discretion, if they are commercially reasonable.

     *and, if different, the county in which the Borrower's chief executive office (presently Orange County, California) and principal office (presently Middlesex County, Massachusetts) are located.

     6.4 Power of Attorney. Upon the occurrence of any Event of Default, without limiting Silicon's other rights and remedies, the Borrower grants to Silicon an irrevocable power of attorney coupled with an interest, authorizing and permitting Silicon (acting through any of its employees, attorneys or agents) at any time, at its option, but without obligation, with or without notice to the Borrower, and at the Borrower's expense, to do any or all of the following, in the Borrower's name or otherwise: (a) Execute on behalf of the Borrower any documents that Silicon may, in its sole and absolute discretion, deem advisable in order to perfect and maintain Silicon's security interest in the Collateral, or in order to exercise a right of the Borrower or Silicon, or in order to fully consummate all the transactions contemplated

Silicon Valley Bank                            Loan and Security Agreement
- --------------------------------------------------------------------------------

under this Agreement, and all other present and future agreements; (b) Execute on behalf of the Borrower any document exercising, transferring or assigning any option to purchase, sell or otherwise dispose of or to lease (as lessor or lessee) any real or personal property which is part of Silicon's Collateral or in which Silicon has an interest; (c) Execute on behalf of the Borrower, any invoices relating to any account, any draft against any account debtor and any notice to any account debtor, any proof of claim in bankruptcy, any Notice of Lien, claim of mechanic's, materialman's or other lien, or assignment or satisfaction of mechanic's, materialman's or other lien; (d) Take control in any manner of any cash or non-cash items of payment or proceeds of Collateral; endorse the name of the Borrower upon any instruments, or documents, evidence of payment or Collateral that may come into Silicon's possession; (e) Endorse all checks and other forms of remittances received by Silicon; (f) Pay, contest or settle any lien, charge, encumbrance, security interest and adverse claim in or to any of the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (g) Grant extensions of time to pay, compromise claims and settle accounts and general intangibles for less than face value and execute all releases and other documents in connection therewith; (h) Pay any sums required on account of the Borrower's taxes or to secure the release of any liens therefor, or both; (i) Settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral and obtain payment therefor; (j) Instruct any third party having custody or control of any books or records belonging to, or relating to, the Borrower to give Silicon the same rights of access and other rights with respect thereto as Silicon has under this Agreement; and (k) Take any action or pay any sum required of the Borrower pursuant to this Agreement and any other present or future agreements. Silicon shall exercise the foregoing powers in a commercially reasonable manner. Any and all reasonable sums paid and any and all reasonable costs, expenses, liabilities, obligations and attorneys' fees incurred by Silicon with respect to the foregoing shall be added to and become part of the Obligations, shall be payable on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. In no event shall Silicon's rights under the foregoing power of attorney or any of Silicon's other rights under this Agreement be deemed to indicate that Silicon is in control of the business, management or properties of the Borrower.

     6.5 Application of Proceeds. All proceeds realized as the result of any sale of the Collateral shall be applied by Silicon first to the costs, expenses, liabilities, obligations and attorneys' fees incurred by Silicon in the exercise of its rights under this Agreement, second to the interest due upon any of the Obligations, and third to the principal of the Obligations, in such order as Silicon shall determine in its sole discretion. Any surplus shall be paid to the Borrower or other persons legally entitled thereto; the Borrower shall remain liable to Silicon for any deficiency. If, Silicon, in its sole discretion, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale or other disposition of Collateral, Silicon shall have the option, exercisable at any time, in its sole discretion, of either reducing the Obligations by the principal amount of purchase price or deferring the reduction of the Obligations until the actual receipt by Silicon of the cash therefor.

     6.6 Remedies Cumulative. In addition to the rights and remedies set forth in this Agreement, Silicon shall have all the other rights and remedies accorded a secured party under the California Uniform Commercial Code and under all other applicable laws, and under any other instrument or agreement now or in the future entered into between Silicon and the Borrower, and all of such rights and remedies are cumulative and none is exclusive. Exercise or partial exercise by Silicon of one or more of its rights or remedies shall not be deemed an election, nor bar Silicon from subsequent exercise or partial exercise of any other rights or remedies. The failure or delay of Silicon to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Obligations have been fully paid and performed.

7.   GENERAL PROVISIONS.

     7.1 Notices. All notices to be given under this Agreement shall be in writing and shall be given either personally or by regular first-class mail, or certified mail return receipt requested, addressed to Silicon or the Borrower at the addresses shown in the heading to this Agreement, or at any other address designated in writing by one party to the other party. All notices shall be deemed to have been given upon delivery in the case of notices personally delivered to the Borrower or to Silicon, or at the expiration of two business days following the deposit thereof in the United States mail, with postage prepaid.

     7.2 Severability. Should any provision of this Agreement be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Agreement, which shall continue in full force and effect.

     7.3 Integration. This Agreement and such other written agreements, documents and instruments as may be executed in connection herewith are the final, entire and complete agreement between the Borrower and Silicon and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Agreement. There are no oral understandings, representations or agreements between the parties which are not set forth in this Agreement or in other written agreements signed by the parties in connection herewith.

     7.4 Waivers. The failure of Silicon at any time or times to require the Borrower to strictly comply with any of the provisions of this Agreement or any other present or future agreement between the Borrower and Silicon shall not waive or diminish any right of Silicon later to demand and receive strict compliance therewith. Any waiver of any default shall not waive or affect any other default, whether

Silicon Valley Bank                                Loan and Security Agreement
- --------------------------------------------------------------------------------

prior or subsequent thereto. None cf the provisions of this Agreement or any other agreement now or in the future executed by the Borrower and delivered to Silicon shall be deemed to have been waived by any act or knowledge of Silicon or its agents or employees, but only by a specific written waiver signed by an officer of Silicon and delivered to the Borrower. The Borrower waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, instrument, account, general intangible, document or guaranty at any time held by Silicon on which the Borrower is or may in any way be liable, and notice of any action taken by Silicon, unless expressly required by this Agreement.

     7.5 No Liability for Ordinary Negligence. Neither Silicon, nor any of its directors, officers, employees, agents, attorneys or any other person affiliated with or representing Silicon shail be liable for any claims. demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by the Borrower or any other party through the ordinary negligence of Silicon, or any of its directors, officers, employees, agents, attorneys or any other person affiliated with or representing Silicon.

     7.6 Amendment. The Terms and provisions of this Agreement may not be waived or amended, except in a writing executed by the Borrower and a duly authorized officer of Silicon.

     7.7 Time of Essence. Time is of the essence in the performance by the Borrower of each and every obligation under this Agreement.

     7.8 Attorneys Fees and Costs. The Borrower shall reimburse Silicon for all reasonable attorneys' fees and all filing, recording, search, title insurance, appraisal, audit, and other reasonable costs incurred by Silicon, pursuant to, or in connection with, or relating to this Agreement (whether or not a lawsuit is filed), including, but not limited to, any reasonable attorneys' fees and costs Silicon incurs in order to do the following: prepare and negotiate this Agreement and the documents relating to this Agreement; obtain legal advice in connection with this Agreement; enforce, or seek to enforce, any of its rights; prosecute actions against, or defend actions by, account debtors; commence, intervene in, or defend any action or proceeding; initiate any complaint to be relieved of the automatic stay in bankruptcy; file or prosecute any probate claim, bankruptcy claim, third-party claim, or other claim; examine, audit, copy, and inspect any of the Collateral or any of the Borrower's books and records; protect, obtain possession of, lease, dispose of, or otherwise enforce Silicon's security interest in, the Collateral; and otherwise represent Silicon in any litigation relating to the Borrower. In satisfying Borrower's obligation hereunder to reimburse Silicon for attorneys fees, Borrower may, for convenience, issue checks directly to Silicon's attorneys, Levy, Small & Lallas, but Borrower acknowledges and agrees that Levy, Small & Lallas is representing only Silicon and not Borrower in connection with this Agreement. If either Silicon or the Borrower files any lawsuit against the other predicated on a breach of this Agreement, the prevailing party in such action shall be entitled to recover its reasonable costs and attorneys' fees, including (but not limited to) reasonable attorneys' fees and costs incurred in the enforcement of, execution upon or defense of any order, decree, award or judgment. All attorneys' fees and costs to which Silicon may be entitled pursuant to this Paragraph shall immediately become part of the Borrower's Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations*.

     *after demand or charge to Borrower's loan account

     7.9 Benefit of Agreement. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of the parties hereto; provided, however, that the Borrower may not assign or transfer any of its rights under this Agreement without the prior written consent of Silicon, and any prohibited assignment shall be void. No consent by Silicon to any assignment shall release the Borrower from its liability for the Obligations.

     7.10 Joint and Several Liability. If the Borrower consists of more than one person, their liability shall be joint and several, and the compromise of any claim with, or the release of, any Borrower shall not constitute a compromise with, or a release of, any other Borrower.

     7.11 Paragraph Headings; Construction. Paragraph headings are only used in this Agreement for convenience. The Borrower acknowledges that the headings may not describe completely the subject matter of the applicable paragraph, and the headings shall not be used in any manner to construe, limit, define or interpret any term or provision of this Agreement. This Agreement has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against Silicon or the Borrower under any rule of construction or otherwise.

     7.12 Mutual Waiver of Jury Trial. The Borrower and Silicon each hereby waive the right to trial by jury in any action or proceeding based upon, arising out of, or in any way relating to, this Agreement or any other present or future instrument or agreement between Silicon and the Borrower, or any conduct, acts or omissions of Silicon or the Borrower or any of their directors, officers, employees, agents, attorneys or any other persons affiliated with Silicon or the Borrower, in all of the foregoing cases, whether sounding in contract or tort or otherwise.

     7.13 Governing Law; Jurisdiction; Venue. This Agreement and all acts and transactions hereunder and all rights and obligations of Silicon and the Borrower shall be governed by, and in accordance with, the laws of the State of California. Any undefined term used in this Agreement that is defined in the California Uniform Commercial Code shall have the meaning assigned to that term in the California Uniform Commercial Code. As a material part of

Silicon Valley Bank                               Loan and Security Agreement
- --------------------------------------------------------------------------------

the consideration to Silicon to enter into this Agreement, the Borrower (i) agrees that all actions and proceedings relating directly or indirectly hereto shall, at Silicon's option, be litigated in courts located within California, and that the exclusive venue therefor shall be Orange County; (ii) consents to the jurisdiction and venue of any such court and consents to service of process in any such action or proceeding by personal delivery or any other method permitted by law; and (iii) waives any and all rights the Borrower may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding.

Borrower:

              OPTICAL CORPORATION OF AMERICA

              By   /s/ Donald A. Johnson
                -----------------------------
              Donald A. Johnson, Chairman and Treasurer

Silicon:

              SILICON VALLEY BANK

              By     /s/ Jerry L. Dale
                ------------------------------
              Title    VICE PRESIDENT
                   ---------------------------

30,177-1

       -------------------------------------------------------------------------


LOGO HERE   SILICON VALLEY BANK

        AMENDMENT TO LOAN AGREEMENT

Borrower:           Optical Corporation of America
Address:            7421 Orangewood Avenue
                    Garden Grove, California 92641

Date:               November 27, 1995


         THIS AMENDMENT TO LOAN AGREEMENT is entered into between SILICON VALLEY BANK ("Silicon") and the borrower named above (the "Borrower").

         The Parties agree to amend the Loan and Security Agreement between them, dated May 27, 1994 (the "Loan Agreement"), as follows. (Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the Loan Agreement.)

         1. Extension of Maturity Date. The Maturity Date "November 1, 1995" set forth in Section 5.1 of the Schedule to the Loan Agreement is amended to read as follows: "November 1, 1996".

         2. Modification to Certain Financial Covenants. The following financial covenants set forth in Section 4.1 of the Schedule to the Loan Agreement are amended, effective as of the date hereof, as follows:

         2.1 Debt to Tangible Net Worth. The Debt to Tangible Net Worth Ratio set forth in the Schedule to the Loan Agreement, which presently reads "Borrower shall maintain a ratio of total liabilities to tangible net worth of not more than 2.3 to 1." is amended to read as follows:

         "Borrower shall maintain a ratio of total liabilities to tangible net worth of not more than 2.0 to 1."

         2.2 Tangible Net Worth. The Tangible Net Worth covenant set forth in the Schedule to the Loan Agreement, which presently reads "Borrower shall maintain a tangible net worth of not less than $4,800,000." is amended to read as follows:

         "Borrower shall maintain a tangible net worth of not less than $5,000,000."

All other financial covenants set forth in the Schedule continue unchanged.

                Silicon Valley Bank              Amendment to Loan Agreement
       -------------------------------------------------------------------------

         3. June 30, 1995 Financial Statements. Notwithstanding the provisions of Section 3.7(i), the monthly financial statements and Compliance Certificate for the month ending June 30, 1995 shall be provided to Silicon on or before 90 days after such date.

         4. Indebtedness. Section 4 of the Section titled "Other Covenants" in the Schedule is amended to read as follows:

                  "4. Indebtedness. Without limiting any of the foregoing terms or provisions of this Agreement, Borrower shall not incur or permit to be outstanding any indebtedness for borrowed money, except for

                  (i) indebtedness to Silicon,

                  (ii) the present outstanding loan to the Borrower from Massachusetts Business Development Corp. ("MBDC") in the amount of not more than $1,300,000 (the "MBDC Loan"), and

                  (iii) subordinated indebtedness in an amount not to exceed $2,250,000 (which shall be on terms and conditions satisfactory to Silicon in its discretion),

                  (iv)  the  present   Promissory   Note  to  The   Perkin-Elmer
         Corporation in a principal amount not to exceed $400,000,

                  (v) the present outstanding term loan from G.E. Capital Corporation in the amount of not more than $1,200,000,

                  (vi) indebtedness incurred in the future for the purchase price of or lease of equipment in an aggregate amount not exceeding $1,500,000 at any time outstanding,

                  (vii) a new term loan (the "MBDC Replacement Loan") in an amount not to exceed $1,500,000, the proceeds of which shall be used to pay in full the MBDC Loan on the date the loan is made, and provide working capital to the Borrower.

         Prior to the later of the date hereof or the date any of the forgoing loans is made, Borrower shall cause MBDC, G.E. Capital Corporation, and the lender under the MBDC Replacement Loan to enter into intercreditor agreements with Silicon on terms satisfactory to Silicon, which shall include an agreement on the part of such lender to give Silicon notice of any default at the same time it transmits such notice to the Borrower, and an opportunity to cure such default within 30 days after such notice is given. Without limiting any of the provisions of Section
         6.1 above, the giving of any such notice of default shall constitute an Event of Default under this Loan Agreement."

         5. Martin Marieta Reference. The reference in the Schedule to "Martin Marietta" is hereby changed to "Lockheed Martin (formerly Martin Marietta)".

         6. Foreign Accounts. The phrase in Section 1.1 of the Schedule, which presently reads accounts owing from an account debtor outside the United States or Canada (unless pre-approved by Silicon in its discretion, or backed by a letter of credit

          Silicon Valley Bank              Amendment to Loan Agreement
       -------------------------------------------------------------------------


satisfactory to Silicon, or FCIA insured satisfactory to Silicon)" is amended to read as follows:

         "accounts owing from an account debtor outside the United States or Canada ("Foreign Accounts") (unless pre-approved by Silicon in its discretion, or FCIA insured satisfactory to Silicon, provided that in no event will more than an aggregate of $250,000 of non-FCIA insured Foreign Accounts outstanding at any time be eligible for borrowing)

         7. Fee. Borrower shall concurrently pay to Silicon a facility fee in the amount of $15,000, which shall be in addition to all interest and all other fees payable to Silicon and shall be non-refundable.

         8. Representations True. Borrower represents and warrants to Silicon that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

         9. General Provisions. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Silicon and the Borrower, and the other written documents and agreements between Silicon and the Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supesede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement (including without limitation all financial covenants), and all other documents and agreements between Silicon and the Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

BORROWER.                                   Silicon:

Optical Corporation of America              Silicon Valley Bank



By   /s/  DONALD A. JOHNSON                 By__________________________________
  ----------------------------------        Title_______________________________
     CHAIRMAN


By  /s/  JOHN O. VIGGIANO
  ----------------------------------
     EXECUTIVE VICE PRESIDENT

    -------------------------------------------------------------------------


LOGO HERE   SILICON VALLEY BANK

                              CERTIFIED RESOLUTION


Borrower:         Optical Corporation of America, a corporation
                  organized under the laws of the State of Massachusetts


Date:             November 27, 1995

         I, the undersigned, Secretary or Assistant Secretary of the above-named borrower, a corporation organized under the laws of the state set forth above, do hereby certify that the following is a full, true and correct copy of resolutions duly and regularly adopted by the Board of Directors of said corporation as required by law, and by the by-laws of said corporation, and that said resolutions are still in full force and effect and have not been in any way modified, repealed, rescinded, amended or revoked.

    RESOLVED, that this corporation borrow from Silicon Valley Bank ("Silicon"), from time to time, such sum or sums of money as, in the judgment of the officer or officers hereinafter authorized hereby, this corporation may require.

    RESOLVED FURTHER, that any officer of this corporation be, and he or she is hereby authorized, directed and empowered, in the name of this corporation, to execute and deliver to Silicon, and Silicon is requested to accept, the loan agreements, security agreements, notes, financing statements, and other documents and instruments providing for such loans and evidencing and/or securing such loans, with interest thereon, and said authorized officers are authorized from time to time to execute renewals, extensions and/or amendments of said loan agreements, security agreements, and other documents and instruments.

    RESOLVED FURTHER, that said authorized officers be and they are hereby authorized, directed and empowered, as security for any and all indebtedness of this corporation to Silicon, whether arising pursuant to this resolution or otherwise, to grant, transfer, pledge, mortgage, assign, or otherwise hypothecate to Silicon, or deed in trust for its benefit, any property of any and every kind, belonging to this corporation, including, but not limited to, any and all real property, accounts, inventory, equipment, general intangibles, instruments, documents, chattel paper, notes, money, deposit accounts, furniture, fixtures, goods, and other property of every kind, and to execute and deliver to Silicon any and all grants, transfers, trust receipts, loan or credit agreements, pledge agreements, mortgages, deeds of trust, financing statements, security agreements and other hypothecation agreements, which said instruments and the note or notes and other instruments referred to in the preceding paragraph may contain such provisions, covenants, recitals and agreements as Silicon may require and said authorized officers may approve, and the execution thereof by said authorized officers shall be conclusive evidence of such approval.

    RESOLVED FURTHER, that the Silicon may conclusively rely upon a certified copy of these resolutions and continue to conclusively rely on such certified copy of these resolutions for all past, present and future transactions until written notice of any change hereto is given to Silicon by this corporation by certified mail, return receipt requested.

            Silicon Valley Bank                     Certified Resolution
       -------------------------------------------------------------------------


    The undersigned further hereby certifies that the following persons are the duly elected and acting officers of the corporation named above as borrower and that the following are their actual signatures:

NAMES                       OFFICE(S)               ACTUAL SIGNATURES
- -----                       ---------               -----------------

  Donald A. Johnson           Chairman              x /s/ DONALD A. JOHNSON
- ------------------------    ---------------------    ---------------------------

________________________    _____________________   x___________________________

________________________    _____________________   x___________________________

________________________    _____________________   x___________________________

    IN WITNESS WHEREOF, I have hereunto set my hand as such Secretary or Assistant Clerk on the date set forth above.

                                           /s/ PAMELA M. OWEN
                                  ----------------------------------------------
                                        Secretary or Assistant Clerk

SILICON VALLEY BANK

                                   Schedule to

                           LOAN AND SECURITY AGREEMENT

BORROWER:
ADDRESS:           OPTICAL CORPORATION OF AMERICA
                   7421 ORANGEWOOD AVENUE
                   GARDEN GROVE, CALIFORNIA 92641



DATE:       MAY 27, 1994


Credit Limit        An amount not to exceed the lesser of: (i) $4,000,000 at any one time outstanding; or (ii) 80% of the Net Amount
(Section 1.1):      of Borrower's accounts, which Silicon in its discretion deems eligible for borrowing. "Net Amount" of an account means the gross amount of the account, minus all applicable sales, use, excise and other similar taxes and minus all  discounts,  credits and  allowances of any nature  granted or claimed.

                    Without  limiting the fact that the  determination  of which  accounts are eligible for borrowing is a matter of
                    Silicon's  discretion,  the following will not be deemed eligible for borrowing:  accounts  outstanding for more than 90 days from the invoice date, accounts subject to any contingencies, accounts owing from an account debtor outside the United States or Canada (unless pre-approved by Silicon in its discretion,  or backed by a letter of credit satisfactory to Silicon, or FCIA insured satisfactory to Silicon), accounts owing from one account debtor to the extent they exceed 25% of the total  eligible  accounts  outstanding  (except  that in the case of Martin
                    Marietta  said  percentage  shall be 35%),  accounts  owing from an affiliate of Borrower,  accounts  owing from governmental  agencies or entities to the extent they exceed  $300,000 in the  aggregate  (unless  there as been compliance  with  applicable  statutes,  rules and  regulations  with respect to the assignment of  governmental claims), and accounts owing from an account debtor to whom Borrower is or may be liable for goods purchased from such account debtor or otherwise (other than by reason of taxes owing from the Borrower to a governmental entity or agency). In addition, if more than 50% of the accounts owing from an account debtor are outstanding more than
                    90 days from the invoice date or are otherwise not eligible accounts,  then all accounts owing from that account debtor will be deemed ineligible for borrowing.



Letter of Credit Sublimit
                    Silicon, in its reasonable discretion, will from time to time during the term of this Agreement issue letters of credit for the account of the Borrower ("Letters of Credit"), in an aggregate amount at any one time outstanding not to exceed $1,000,000, upon the request of the Borrower, provided that, on the date the Letters of Credit are to be issued,  Borrower  has  available to it Loans in an amount equal to or greater than the face amount of the
                    Letters of Credit to be issued.

                                                                 -1-



               Silicon Valley Bank                                                      Schedule to Loan and Security Agreement
          --------------------------------------------------------------------------------------------------------------------------

                    Prior to the issuance of any Letters of Credit,  Borrower shall execute and deliver to Silicon  Applications for
                    Letters of Credit and such other documentation as Silicon shall specify (the "Letter of Credit  Documentation").
                    Fees for the Letters of Credit  shall be as provided in the Letter of Credit  Documentation.

                    The Credit Limit set forth above and the Loans  available  under this  Agreement at any time shall be reduced by the face amount of Letters of Credit from time to time outstanding.

Interest Rate       A rate equal to the "Prime Rate" in effect from time to time, plus 2% per annum. Interest shall be calculated on
(Section 1.2):      the basis of a 360-day year for the actual number of days elapsed.  "Prime Rate" means the rate  announced  from time to time by Silicon as its "prime  rate;" it is a base rate upon which  other  rates  charged by Silicon are based,  and it is not  necessarily  the best rate  available at Silicon.  The interest  rate  applicable  to the
                    Obligations shall change on each date there is a change in the Prime Rate.

                    In the event the Borrower has two  consecutive  fiscal  quarters in which it realizes net income and  Borrower's ratio of Debt to  Tangible  Net Worth,  as of the most  recent  month  end,  is not more than 1.0 to 1, then the interest rate shall be reduced to rate equal to the "Prime Rate" in effect from time to time, plus 1% per annum.
                    The foregoing interest rate reduction shall go into effect following Silicon's review and approval of Borrower's financial statements showing Borrower is entitled to such rate reduction.  Notwithstanding the foregoing,  in no event shall an interest  rate  reduction  go into  effect if, at the date it is to go into  effect,  an Event of
                    Default has occurred.

Loan Origination Fee
(Section 1.3):      $30,000,  payable $10,000 upon commitment,  $5,000 concurrently herewith, and $15,000 (the "$15,000 Balance") on the earlier of the July 31, 1995 or termination of this Agreement (including without limitation termination as a result of an Event of Default).  If the Borrower meets its projections for its fiscal year ending June 30, 1995, previously delivered to Silicon, and this Loan Agreement is then in effect,  Silicon agrees to waive the $15,000
                    Balance.

Maturity Date
(Section 5.1):      November 1, 1995

Prior Names of Borrower
(Section 3.2):     DAJ Acquisition Corp., and MicroCoatings, Inc.

Trade Names of Borrower
(Section 3.2):     MicroCoatings, Lambda Ten Optics, OCA Applied Optics

Other Locations and Addresses
(Section 3.3):     170 Locke Drive, Marlborough, MA and One Liberty Way,
                   Westford, MA

Material Adverse Litigation
(Section 3.10):   NONE
                                                                 -2-



               Silicon Valley Bank                                                      Schedule to Loan and Security Agreement
          --------------------------------------------------------------------------------------------------------------------------

Negative Covenants-Exceptions
(Section 4.6):      Without  Silicon's  prior written  consent,  Borrower may do the following,  provided that,  after giving effect thereto,  no Event of Default has occurred and no event has  occurred  which,  with notice or passage of time or both,  would  constitute an Event of Default,  and provided  that the following are done in compliance  with all applicable laws, rules and regulations: (i) repurchase shares of Borrower's stock pursuant to any employee stock purchase  or benefit  plan,  provided  that the total  amount  paid by  Borrower  for such stock does not exceed
                    $100,000 in any fiscal year.

Financial Covenants
(Section 4.1):      Borrower shall comply with all of the following covenants.  Compliance shall be determined as of the end of each month, except as otherwise specifically provided below:

 Quick Asset Ratio: Borrower shall maintain a ratio of "Quick Assets" to current liabilities of not less than 0.6 to 1.

 Tangible Net Worth:
                    Borrower shall maintain a tangible net worth of not less than $4,800,000.

 Debt to Tangible
 Net Worth Ratio:   Borrower shall maintain a ratio of total liabilities to tangible net worth of not more than 2.3 to 1.

 Backlog            Borrower  shall  maintain a minimum  backlog,  as of the end of each fiscal quarter for the upcoming four fiscal quarters (on a rolling four-quarter basis), of not less than $13,000,000.

 Profitability      Borrower  shall not incur a loss  (after  taxes) for the fiscal  quarter any fiscal  quarter  ending or reported during the term of this  Agreement,  except that Borrower may incur a loss in one fiscal quarter during the term of this  Agreement in an amount not to exceed  $100,000.  Borrower  shall not incur a loss (after taxes) for any fiscal year ending or reported during the term of this Agreement.

 Definitions:       "Tangible net worth" means the excess of total assets over total  liabilities,  determined  in  accordance  with generally accepted accounting  principles,  excluding however all assets which would be classified as intangible assets under generally accepted accounting principles, including without limitation goodwill, licenses, patents, trademarks,  trade names,  copyrights,  capitalized software and organizational  costs, licenses and franchises.

                    "Quick Assets" means cash on hand or on deposit in banks,  readily  marketable  securities  issued by the United
                    States, readily marketable commercial paper rated "A-1" by Standard & Poor's Corporation (or a similar rating by a similar rating organization),  certificates of deposit and banker's acceptances,  and accounts receivable (net of allowance for doubtful accounts).

 Subordinated Debt: "Liabilities" for purposes of the foregoing  covenants do not include  indebtedness which is subordinated to the indebtedness to Silicon under a subordination agreement in form specified by Silicon or by

                                                                -3-


               Silicon Valley Bank                                                      Schedule to Loan and Security Agreement
          --------------------------------------------------------------------------------------------------------------------------

                    language in the instrument evidencing the indebtedness which is acceptable to Silicon.

Other Covenants
(Section 4.1):      Borrower shall at all times comply with all of the following additional covenants:

                    1. Banking Relationship. Borrower shall at all times maintain its primary banking relationship with Silicon.

                    2. Monthly  Borrowing Base  Certificate and Agings.  Within 20 days after the end of each month,  Borrower shall provide Silicon with a Borrowing Base Certificate in such form as Silicon shall specify,  and an aged listing of
                    Borrower's accounts receivable and accounts payable.

                    3. Warrants.  The Borrower shall provide  Silicon with  five-year  warrants to purchase  10,000 shares of common stock of the Borrower,  at $11.00 per share,  on the terms and  conditions in the Warrant to Purchase  Stock and related documents being executed concurrently with this Agreement.

                    4. Indebtedness. Without limiting any of the foregoing terms or provisions of this Agreement, Borrower shall not incur or permit to be  outstanding---  indebtedness for borrowed money,  except for (i) indebtedness to Silicon,
                    (ii) indebtedness  incurred in the future for the purchase price of or lease of equipment in an aggregate amount not exceeding $200,000 at any time outstanding, (iii) a term loan (the "New Term Loan") in an original principal amount  not to exceed  $2,000,000  the  proceeds  of which  shall be used to repay the  outstanding  loan to the
                    Borrower  from Fleet  Credit  Corporation  and for working  capital,  (iv) the present  outstanding  loan to the
                    Borrower from Massachusetts  Business Development Corp. ("MBDC") in the amount of not more than $1,300,000,  and
                    (v)  subordinated  indebtedness  in an amount not to exceed  $2,250,000  (which shall be on terms and conditions satisfactory to Silicon in its discretion).  Borrower shall cause the lender under the New Term Loan and MBDC to enter into  intercreditor  agreements  with Silicon on terms  satisfactory  to Silicon,  which shall  include an agreement  on the part of such lender to give Silicon  notice of any default at the same time it transmits  such notice to the  Borrower,  and an  opportunity  to cure such  default  within 30 days after such notice is given.
                    Without  limiting any of the  provisions  of Section 6.1 above,  the giving of any such notice of default  shall constitute an Event of Default under this Loan Agreement.
 .
                    5. Daily Collateral  Control.  In the event Borrower is not in compliance with the Financial Covenants set forth above in Section 4.1, the following provisions shall apply (without limiting Silicon's other rights and remedies as a result of the same):

                      Borrower shall provide to Silicon  transaction  reports with respect to all of Borrower's sales,  receipts and other  transactions  on a weekly basis within 2 days after the end of each week,  and Borrower  shall  provide
                      Silicon with copies of Borrower's sales and collection  journals,  and such other information,  in such detail and with such frequency as Silicon shall from time to time specify.  Borrower shall also provide  Silicon with the Borrowing Base Certificate and an aged listing of Borrower's accounts receivable

                                                                -4-




               Silicon Valley Bank                                                      Schedule to Loan and Security Agreement
          --------------------------------------------------------------------------------------------------------------------------

                      and accounts payable referred to in Section 2 above on a semi-monthly  basis, within 5 days after the 15th and last day of each month.

                    6. Lockbox.  All proceeds of accounts and other Collateral  shall, at the direction of Silicon,  be deposited by
                    Borrower into a lockbox account,  or such other "blocked  account" as Silicon may require (a "Blocked  Account")
                    pursuant to an  arrangement  with Silicon or such other bank as may be selected by Borrower and be acceptable to
                    Silicon.  Borrower  shall issue to any such bank an  irrevocable  letter of  instruction  directing said bank to transfer such funds so deposited to Silicon, either to any account maintained by Silicon at said bank or by wire transfer to appropriate account(s) of Silicon. All funds deposited in a Blocked Account shall immediately become the sole  property of Silicon and Borrower  shall obtain the  agreement by such bank to waive any offset  rights against the funds so deposited. Silicon assumes no responsibility for any Blocked Account arrangement, including without  limitation,  any claim of accord and  satisfaction or release with respect to deposits  accepted by any bank  thereunder.

                    7. Initial Audit. The first,  semi-annual  audit referred to in Section 4.5 of this Agreement shall be completed by  5/25/94,  at a cost to  Borrower  not to exceed  $4,000,  and the results of such audit shall be reviewed by
                    Silicon and shall be satisfactory to Silicon in its discretion prior to funding of any Loans hereunder.




                      Borrower:
                         OPTICAL CORPORATION OF AMERICA


                         By /s/ Donald A. Johnson
                           ---------------------------
                            Donald A. Johnson,
                            Chairman and Treasurer

                      Silicon:
                           SILICON VALLEY BANK

                         By /s/ Jerry L. Dale
                           ---------------------------
                         Title   VICE PRESIDENT
                           ---------------------------                                                                      30,177-1





                                      -5-